Calculation of Filing Fee Tables
S-3
LINDE PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares of Linde plc (euro 0.001 nominal value per share)	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares of Linde plc (euro 0.001 nominal value per share)	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares of Linde plc	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities of Linde plc	457(r)				0.0001381
Fees to be Paid	5	Other	Guarantees of Debt Securities by Linde plc	Other				0.0001381	$ 0.00
Fees to be Paid	6	Debt	Debt Securities of Linde Inc.	457(r)				0.0001381
Fees to be Paid	7	Other	Guarantees of Debt Securities by Linde Inc.	Other				0.0001381	$ 0.00
Fees to be Paid	8	Other	Guarantees of Debt Securities by Linde GmbH	Other				0.0001381	$ 0.00
Fees to be Paid	9	Other	Warrants with respect to any of the foregoing	457(r)				0.0001381
Fees to be Paid	10	Other	Securities Purchase Contracts with respect to any of the foregoing	457(r)				0.0001381
Fees to be Paid	11	Other	Units comprising two or more of any of the foregoing	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[2]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[3]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[4]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[5]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

[6]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[7]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

[8]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

[9]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[10]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

[11]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. (2) In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date